UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K
__________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2014

Summit Financial Group, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-16587	55-0672148
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 North Main Street, Moorefield, West Virginia  26836
(Address of principal executive offices)                      (Zip Code)

Registrant’s telephone number, including area code:  (304) 530-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement

Securities Purchase Agreement

On August 22, 2014, Summit Financial Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Castle Creek Capital Partners V, LP (“Castle Creek”). Pursuant to the Purchase Agreement, following the satisfaction or waiver of the conditions set forth in the Purchase Agreement, Castle Creek has agreed to acquire in a private placement (the “Private Placement”) shares of common stock of the Company (“Common Stock”) in an amount that is expected to approximate 9.9% of the outstanding Common Stock of the Company following consummation of the Private Placement at the price of $9.75 per share.  The Company will receive approximately $10.2 million in net proceeds in the Private Placement after the consummation of the transactions contemplated by the Purchase Agreement.

The Private Placement will consist of two closings. The consummation of the first closing for the purchase of 819,384 shares of Common Stock at an aggregate purchase price of $7,988,994 is conditioned upon, among other things, the receipt by Castle Creek of certain regulatory confirmations. The consummation of the second closing for the purchase of 237,753 shares of Common Stock at an aggregate purchase price of $2,318,092 is conditioned upon, among other things, the conversion into shares of Common Stock of all outstanding shares of the Company’s 8% Non-Cumulative Convertible Preferred Stock, Series 2009 and 8% Non-Cumulative Convertible Preferred Stock, Series 2011 in accordance with the terms of the Company’s articles of incorporation, as amended.

The Purchase Agreement contains representations and warranties, covenants and conditions to closing that are customary in private placement transactions. The provisions of the Purchase Agreement also include an agreement by the Company to indemnify Castle Creek against certain liabilities.

In connection with the Private Placement, subject to satisfaction of various legal, regulatory and corporate governance requirements, provided that Castle Creek and its affiliates own either at least 5% of the Company’s outstanding Common Stock or 50% of the shares of Common Stock purchased by Castle Creek in the Private Placement (a “Minimum Ownership Interest”), Castle Creek will be entitled to nominate a director (the “Board Representative”) to serve on the Board of Directors of the Company (the “Board”) and the Board of Directors of Summit Community Bank, Inc. (the “Bank Board”), or, in lieu thereof, to appoint an observer to attend meetings of the Board and the Bank Board in a non-voting “observer” capacity. With respect to each annual meeting of shareholders following the Closing, subject to satisfaction of legal, regulatory and governance requirements and for so long as Castle Creek and its affiliates beneficially own at least a Minimum Ownership Interest and have a Board Representative, the Company (i) will recommend to its shareholders the election of the Board Representative as a director of the Company, (ii) shall use its reasonable best efforts to have the Board Representative elected as a director of the Company by the Company’s shareholders and (iii) shall solicit proxies for the Board Representative to the same extent as it does for any of the Company’s other nominees to the Board.

Registration Rights

Under the Purchase Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”), upon Castle Creek’s request at any time after the second anniversary of the closing of the Private Placement, a registration statement covering the resale of the Common Stock sold in the Private Placement. The Company will be required to make certain payments as liquidated damages under the Purchase Agreement to Castle Creek and in certain circumstances if the registration statement is not (i) filed with the SEC within specific time periods, (ii) declared effective by the SEC within specified time periods or (iii) available (with certain limited exceptions) after having been declared effective. Additionally, the Purchase Agreement contains piggyback registration rights requiring the Company to include Castle Creek’s shares of Common Stock acquired in the Private Placement in future registration statements that may be filed by the Company (with certain limited exceptions).

Rights Offering

Under the terms of the Purchase Agreement, the Company has agreed to file a registration statement on Form S-3 with the SEC and to commence, following the second closing of the sale of Common Stock to Castle Creek under the Purchase Agreement, a rights offering (the “Rights Offering”) to the holders of record of the Common Stock as of a date selected by the Board. In the Rights Offering, all holders of Common Stock as of the record date, excluding Castle Creek, will be offered non-transferable rights (“Rights”) to purchase shares of Common Stock at the same per share purchase price of $9.75 used in the Private Placement to Castle Creek. The aggregate number of shares that will be offered for sale in connection with the Rights Offering is 256,410 and, if all shares offered are purchased, each will be sold in exchange for $9.75, yielding total gross proceeds to the Company of $2,500,000, prior to any fees and expenses associated with the sale. The Rights will be distributed to all of the holders of the Common Stock, excluding Castle Creek, on a pro rata basis, based on the number of shares of Common Stock owned by each shareholder as of the record date used in connection with the Rights Offering.

The foregoing description of the Purchase Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 1.01.

Important Information

The investment discussed above involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and will be subject to the resale restrictions under the Securities Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 3.02.                      Unregistered Sales of Equity Securities

The information regarding the Private Placement set forth under Item 1.01 is incorporated by reference into this Item 3.02. The issuance of securities pursuant to the Private Placement is a private placement to an “accredited investor” (as that term is defined under Rule 501 of Regulation D), and is exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act and Regulation D Rule 506, as a transaction by an issuer not involving a public offering.

ITEM 7.01.                       Regulation FD Information

On August 25, 2014, the Company issued a press release announcing the Private Placement and disclosing certain related matters. A copy of that press release is attached hereto as Exhibit 99.1 and furnished herewith.

ITEM 9.01.                      Financial Statements and Exhibits

(d)           Exhibits. The following exhibits are filed or furnished herewith as part of this Current Report on Form 8-K:

Exhibit Number                                Description of Exhibit

10.1	Securities Purchase Agreement, dated as of August 22, 2014, by and between Summit Financial Group, Inc. and Castle Creek Capital Partners V, LP

99.1	Press Release issued August 25, 2014 announcing the Private Placement and disclosing certain related matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SUMMIT FINANCIAL GROUP, INC.

Date:           August 25, 2014                                                                                                                By:  /s/ H. Charles Maddy, III
                                            H. Charles Maddy, III
                                            President and Chief Executive Officer